LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
                                         LIBERTY-STEIN ROE FUNDS INCOME TRUST
                                       LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST

                                            Joinder And Release Agreement
                                          With Respect To Agency Agreement

         AGREEMENT, made as of December 18, 2000, among LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST, LIBERTY-STEIN ROE FUNDS INCOME TRUST and LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST, each a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trusts"), STEINROE SERVICES, INC., a
Massachusetts corporation ("SSI"), and LIBERTY FUNDS SERVICES, INC., a Massachusetts corporation ("LFSI").

         1. Reference is made to the Restated Agency Agreement dated August 1, 1995 between the Trusts and SSI (as amended and in effect on the date hereof, the "Agency Agreement"). A complete and correct composite copy of the Agency Agreement is attached hereto as Annex A.

         2. Each of the parties hereby agrees that, from and after the date hereof, (i) LFSI shall become a party to the Agency Agreement in place and stead of SSI, and shall thereupon become the "Agent" for all purposes thereof, and
(ii) SSI shall be released from its obligations as Agent under the Agency Agreement for all periods following the effectiveness of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

                                        LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
                                            LIBERTY-STEIN ROE FUNDS INCOME TRUST
                                        LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST

                                            By
                                              Name:  Mary D. McKenzie
                                              Title:  Vice President

                                            STEINROE SERVICES, INC.


By
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                                              Name:  Mary D. McKenzie
                                              Title:  President

                                            LIBERTY FUNDS SERVICES, INC.


By
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                                              Name:  Mary D. McKenzie
                                              Title:  President



                                                  ANNEX A



                                         COMPOSITE COPY OF AGENCY AGREEMENT